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                  [H.J. GRUY AND ASSOCIATES, INC. LETTERHEAD]


                                                                    EXHIBIT 23.5


                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our reports, or information contained therein, dated March 10, 2000, and dated March 9, 2001, prepared for Stocker Resources, Inc. in the Registration Statement on form S-1 of Plains Exploration & Production Company, L.P. for the filing dated on or about June 21, 2002.


                                        H.J. GRUY AND ASSOCIATES, INC.
                                        Texas Registration Number F-000637



                                        by: /s/ SYLVIA CASTILLEJA
                                           ---------------------------------
                                        Sylvia Castilleja, P.E.
                                        Vice President



June 20, 2002
Houston, Texas